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                                                                    EXHIBIT 23.1


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-96788, 33-96854, 33-96856, File No. 333-09361, 333-4420 and
333-52355), of Crown Vantage Inc. of our report dated January 29, 1999, except for Note 6, paragraph 4, as to which the date is February 26, 1999, with respect to the consolidated financial statements of Crown Vantage Inc. incorporated by reference in the Annual Report on Form 10-K for the years ended December 27, 1998, December 28, 1997 and December 29, 1996 and our report on the financial statement schedule, on page 19 of this Form 10-K.



                                                            ERNST & YOUNG LLP



San Francisco, California
March 25, 1999